Exhibit 99.1

March 31, 2020

FOR IMMEDIATE RELEASE

Stein Mart, Inc. Provides COVID-19 Business Update

JACKSONVILLE, Fla. – Stein Mart, Inc. (NASDAQ: SMRT) today provided an update on actions it is taking, following its initial March 18, 2020 announcement related to the COVID-19 pandemic.

Based on the latest guidance from federal, state and local government and health authorities, and in the interest of the health and safety of its customers and associates, the company is extending the temporary closure of all stores beyond the previously announced March 31 date. As the situation continues to evolve rapidly, Stein Mart is not currently able to predict when the stores will reopen.

Stein Mart also announced it is implementing significant actions to mitigate the ongoing impact of COVID-19 on its cash flow to protect its business and associates for the long-term. These actions include furloughing most store associates and a significant number of associates in its supply chain network and corporate offices.

In addition, the Company is temporarily reducing the salaries of executive management by 20 percent and associates not furloughed by a lower rate, and the Board of Directors has suspended its compensation. Stein Mart is also working with their vendors and landlords to negotiate temporary terms.

“The decision to furlough our associates was extremely difficult but required to manage through this unprecedented business interruption. Our furloughed associates will continue to receive their benefits and we will bring them back as soon as possible,” said Hunt Hawkins, Chief Executive Officer. “I’d like to thank our customers, associates and business partners for their support and patience as we continue to navigate these uncertain times.”

Stein Mart will continue to monitor this ongoing situation and assess recommendations from governmental and health authorities to determine when its stores will reopen. The Company remains open to serve customers through its online store at SteinMart.com.

About Stein Mart
Stein Mart, Inc. is a national specialty omni off-price retailer offering designer and name-brand fashion apparel for him and for her, home décor, accessories and shoes at everyday discount prices. Stein Mart provides real value that customers love every day. The company operates 281 stores across 30 states. For more information, please visit www.SteinMart.com.

Exhibit 99.1
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this release may be forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart’s actual results in future periods to differ materially from forecasted or expected results. Those risks include, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to obtain the requisite shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, risks that the proposed merger disrupts current plans and operations and the costs, fees, expenses and charges associated with the merger, dependence on our ability to purchase merchandise at competitive terms through relationships with our vendors and their factors, consumer sensitivity to economic conditions and world events, competition in the retail industry, changes in fashion trends and consumer preferences, ability to implement our strategic plans to sustain profitable growth, effectiveness of advertising and marketing, capital availability and debt levels, ability to negotiate acceptable lease terms with current and potential landlords, ability to successfully implement strategies to exit under-performing stores, extreme and/or unseasonable weather conditions, adequate sources of merchandise at acceptable prices, dependence on certain key personnel and ability to attract and retain qualified employees, increases in the cost of compensation and employee benefits, impacts of seasonality, disruption of the Company’s distribution process, dependence on imported merchandise, information technology failures, data security breaches, single supplier for shoe department, single provider for Ecommerce website, acts of terrorism, loss of business or supply chain disruptions caused by the coronavirus (COVID-19), ability to adapt to new regulatory compliance and disclosure obligations, material weaknesses in internal control over financial reporting and other risks and uncertainties described in the Company’s filings with the SEC.

Contact:
Linda L. Tasseff
Director of External Communications
and Investor Relations
ltasseff@steinmart.com
904-858-2639